UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
March 28, 2008
(Date of earliest event reported)

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.
Natchez, Mississippi  39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

Callon Petroleum Company (“Callon”) has commenced a consent solicitation (the “Consent Solicitation”) requesting holders of at least $150 million principal amount of its 9.75% Senior Notes due 2010, Series B (the “Notes”) to amend certain covenants in the indenture for the Notes. The Consent Solicitation will be conducted pursuant to a Consent Solicitation Statement dated March 31, 2008.

In connection with the Consent Solicitation, Callon has entered into a Consent Agreement (the “Consent Agreement”) with the holders of $148,158,000 of the Notes to give their consent to such amendments. The Noteholders party to the Consent Agreement have agreed to give their consent not later than two business days following the commencement of the Consent Solicitation. The obligation of such Noteholders to consent to the amendments is subject to certain conditions. The Consent Solicitation will remain open until 11:00 AM, New York City time, on April 4, 2008, unless accelerated or further extended under conditions set forth in the Consent Solicitation Statement.

The Consent Solicitation is subject to certain conditions, including without limitation, receipt of consents from holders (including the Noteholders party to the Consent Agreement) of at least $150 million principal amount of the Notes and other customary closing conditions.

The proposed amendments to the Notes would permit Callon to transfer its Entrada prospect to Callon Entrada Company, a wholly-owned subsidiary of Callon. Callon Entrada proposes to enter into a credit agreement and related documents with CIECO Energy (Entrada) LLC, a subsidiary of ITOCHU Corporation, pursuant to which Callon Entrada will borrow up to $150 million plus capitalized interest to finance the development of the Entrada prospect.  The Entrada credit facility will be non-recourse to Callon, and Callon will have no obligation to repay principal and interest outstanding under the Entrada credit facility.  However, Callon will enter into a customary indemnification agreement pursuant to which it agrees to indemnify the lenders under the Entrada credit facility against Callon Entrada’s misappropriation of funds, non-performance of certain covenants and similar matters.  In addition, Callon will also guaranty payment by Callon Entrada of any of its obligations to fund its proportionate share of any costs and expenses for any operation related to the Entrada project that Callon Entrada may, from time to time, expressly approve under the joint operating agreement in effect for the Entrada project.  Callon will also guaranty Callon Entrada’s payment of all amounts to plug and abandon wells and related facilities, for a breach of law, rule or regulation (including environmental  laws) and for any losses attributable to gross negligence of Callon Entrada.

This Form 8-K may contain forward-looking statements. All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from projected results. Consequently, any such forward-looking statements should be considered only as Callon’s current plans, estimates, and beliefs. Even if those plans, estimates, or beliefs change because of future events or circumstances, Callon declines any obligation to publicly update or revise any such forward-looking statements.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Title of Document

10.1	Consent Solicitation Statement
10.2	Consent Agreement
99.1	Press release dated March 31, 2008 announcing the commencement of the consent solicitation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company

March 31, 2008	By:	s/s B.F. Weatherly
B.F. Weatherly
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

10.1	Consent Solicitation Statement
10.2	Consent Agreement
99.1	Press release dated March 31, 2008 announcing the commencement of the consent solicitation